SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2011
Education Management Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34466	25-1119571

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

210 Sixth Avenue, Pittsburgh, Pennsylvania	15222

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (412) 562-0900
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 — Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 — Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1

Item 2.04 — Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
On April 29, 2011, Education Management LLC and Education Management Finance Corp. (the “Issuers”), subsidiaries of Education Management Corporation (the “Company”), issued a notice of redemption to holders of their outstanding $47.7 million aggregate principal amount of 10.25% Senior Subordinated Notes due 2016 (the “Senior Subordinated Notes”). The Senior Subordinated Notes were issued and the redemption will be effected pursuant to the provisions of the Indenture, dated as of June 1, 2006, among the Issuers, the guarantors listed on the signature pages thereto and The Bank of New York, as trustee. The Senior Subordinated Notes will be redeemed at a redemption price of 105.125% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date of redemption. The redemption date will be June 1, 2011. The redemption will be financed from cash generated from operations. The premium of $2.4 million and remaining amortization of related deferred financing fees of $0.6 million will be recorded as a loss on extinguishment of debt in the fourth quarter of fiscal 2011.
Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 29, 2011, the Compensation Committee of the Company’s Board of Directors approved an amendment (the “Amendment”) to the outstanding performance-based options granted to the Company’s executive officers, including named executive officers, under the Company’s 2006 Stock Option Plan, as amended, to provide alternative vesting criteria for the options.
The performance-based options vest upon the attainment of specified returns on invested capital in the Company by certain affiliates of the private investors that acquired the Company in 2006 (the “Principal Stockholders”). More specifically, the performance-based options generally vest in 20% increments upon the Principal Stockholders’ realizing, through one or more “Realization Events” (as defined in the performance-based option agreements), multiples of their invested capital of two, two and a half, three, three and a half, and four.
The Amendment provides alternative vesting criteria for the options. In addition to vesting upon satisfaction of the criteria specified above, following the Amendment, the performance-based options will also generally vest upon the occurrence of a Realization Event in which any Principal Stockholder receives cash or marketable securities upon a sale, exchange or other disposition of the Company’s common stock. The options will vest in the same proportion as the number of shares sold by the Principal Stockholders in such Realization Event bears to the total number of shares held by all of the Principal Stockholders.

The Amendment applies to the following performance-based options held by the Company’s named executive officers:

		No. of Shares of
	Option	Common Stock	Option	Option
	Grant Date	Underlying Option	Exercise Price	Expiration Date
Todd S. Nelson	3/9/2007	1,262,039	$12.29	3/8/2017
Edward H. West	8/1/2006	306,095	$11.18	5/31/2016
	6/28/2007	45,913	$13.41	6/27/2017
Danny D. Finuf	12/5/2006	41,381	$11.18	5/31/2016
	6/28/2007	6,205	$13.41	6/27/2017
John M. Mazzoni	12/5/2006	148,079	$11.18	5/31/2016
	6/28/2007	22,211	$13.41	6/27/2017
John T. South, III	12/5/2006	99,763	$11.18	5/31/2016
	6/28/2007	14,964	$13.41	6/27/2017
The foregoing description is not complete and is qualified in its entirety by reference to form of amendment to the performance-based option agreements, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 — Financial Statements and Exhibits.
(a) None.
(b) None.
(c) None.
(d) Exhibits.

Exhibit 10.1	Form of Amendment to Executive Performance-Vested Stock Option Agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION MANAGEMENT CORPORATION
By:	/s/ Edward H. West
Edward H. West
President and Chief Financial Officer

Dated: May 5, 2011

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Amendment to Executive Performance-Vested Stock Option Agreement.